Exhibit 23


Consent of Ernst & Young LLP, Independent Auditors



We consent to the incorporation by reference in the Registration Statement (Form S-8 No. 33-52667) pertaining to the Lincoln National Corporation Employees's Savings and Profit-Sharing Plan of our report dated May 21, 1999 with respect to the financial statements and schedules of the Lincoln National Corporation Employees= Savings and Profit-Sharing Plan included in this Annual Report (Form 11-K) for the year-ended December 31, 1998.


Ernst & Young LLP
Fort Wayne, Indiana
May 21, 1999